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                                                                   EXHIBIT 10.25

                PURCHASE AND DISTRIBUTION SUBCONTRACT AGREEMENT

     This Purchase and Distribution Subcontract Agreement ("Agreement") is made as of 23 June, 1999 ("Effective Date"), between Intellisys Technology Corporation ("ITC or Sales Agent") having a place of business at 11781 Lee Jackson Highway, Suite #200, Fairfax, Va 22033 and Beyond.com Corporation ("Reseller") having a place of business at 1195 West Fremont Ave., Sunnyvale, CA 94087 (each individually, a "Party," and collectively "Parties").

     WHEREAS, ITC and Reseller wish to team together exclusively for the Modification (# 0001 or contract NO. TIRNO-98-Z-00001) to the ITC Blanket Purchase Agreement ("BPA") for the Microsoft Enterprise proposal and resulting Agreement (Multiple Software Acquisition Project) for the Internal Revenue Service ("Agency"), with ITC acting as the (Sales Agent) and Reseller acting as a Reseller; and

     WHEREAS, Beyond.com holds a certain GSA Schedule contract(s) GS-35F-0287J ("Schedules") that ITC may incorporate into the Proposal and resulting Agreement for the Internal Revenue Service modification dated May 14, 1999.

     NOW, THEREFORE, the Parties agree as follows:

                                  SUBCONTRACT

     1.   DEFINITIONS

     1.1 "CONFIDENTIAL AND PROPRIETARY INFORMATION" means: (1) any written, technical, financial, commercial, marketing, or other information that the disclosing Party considers to be Confidential and Proprietary Information and marks as such; and (2) any orally disclosed technical, financial, commercial, marketing, or other information consider by the disclosing Party to be confidential and proprietary information and committed to writing within thirty
(30) days of disclosure and identified as Confidential and Proprietary Information; and (3) copies of such information described in (1) and (2) above that are authorized herein. Information shall not be deemed to be Confidential and Proprietary Information if the information: (1) is contained in a printed publication generally available to the public without restriction; (2) becomes publicly known without breach of this Agreement or through no wrongful act of the receiving Party; (3) is approved in writing for disclosure without restriction by a duly authorized officer of the disclosing Party; (4) was in the receiving Party's possession before receipt from the disclosing Party; (5) is rightfully received by the receiving Party from a third Party without a duty of protection; or (6) is independently developed by the receiving Party without the use of the disclosing Party's Confidential and Proprietary Information.

     1.2 "ENTERPRISE LOT PRODUCTS" means Products (defined below) that are licensed on the basis of a one-time payment that grants the licensee the right to have a specified number of end users.


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     1.3.  "LICENSE AGREEMENT" means the license agreement and any subsequent version thereof released and provided to the Agency by Reseller and previously approved as to form by Microsoft, which identifies special terms and conditions applicable to each Product.

     1.4. "NON-ENTERPRISE ADDITIONAL PRODUCTS" means those Products that are licensed to individual end users.

     1.5. "PRODUCTS" means those Microsoft products that the Agency purchases from Reseller through ITC and ITC's role as a Sales Agent Reseller.

     1.6. "SOFTWARE LICENSES" means a right to use or access a copy of each Product identified in Attachment B and C.

     2.    APPOINTMENT OF RESELLER

     2.1. EXCLUSIVE APPOINTMENT. ITC appoints Reseller as ITC's exclusive Sales Agent of Microsoft Products for ITC's BPA with the Agency. Absent default or material breach by Beyond.com or termination if the Reseller's agreement with Microsoft is terminated, ITC shall not enter into a similar agreement with any third Party to supply Microsoft Products under the ITC BPA. Reseller agrees that it will not enter into a similar agreement to supply Microsoft Products for another third party under such third party blanket purchase order agreement with the Agency. Except as provided herein, nothing in this Agreement shall be construed as preventing either Party from engaging in any other activity in the ordinary course of business.

     2.2. ESSENTIAL ELEMENT. Both Parties acknowledge that this Agreement and its attachments are essential to any BPA that ITC enters into with the IRS, for the Multiple Software Acquisition Project. Except as is specifically provided herein related to ITC's right to collect any outstanding payment following termination of this Agreement, ITC's rights to distribute Products to the Agency under the BPA, and to effect payment from the Agency, are conditional upon this Agreement being in full force and effect.

     2.3. PARTIES' RESPONSIBILITIES. In addition to the other terms and conditions of this Agreement, the Parties have set forth their responsibilities with respect to the provision of Products to the Agency in Attachment A. Reseller agrees to perform the obligations set forth under the heading "Reseller Responsibilities" and ITC agrees to perform the obligations set forth under the heading "ITC Responsibilities."

     3.    PRODUCTS AND PRICING

     3.1. ENTERPRISE LOT PRODUCTS. The prices listed on Attachment B are from Beyond.com to be sold through ITC as the Sales Agent to the IRS as Enterprise Lot Products only. ITC shall identify the prices for Enterprise Lot Products in the BPA as a one-time purchase price for a fixed number of seats and not as unit prices for individual products. To the extent permitted in the applicable GSA schedule, the prices of Enterprise Lot Products are not refundable and cannot be prorated.


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     3.2. NON-ENTERPRISE ADDITIONAL PRODUCTS. Attachment C lists the prices from Beyond.com to ITC as the Sales Agent for Software Licenses for Non-Enterprise Additional Products to be sold to the Agency pursuant to ITC's BPA. The prices listed are good for the term of this Agreement but only as long as these products are commercially available. Software Licenses for Non-Enterprise Additional Products that are no longer commercially available are not authorized for distribution under this Agreement, unless specifically authorized by Reseller. Prices for newer versions of Software Licenses for Non-Enterprise Additional Products will be negotiated between the Parties and added to Attachment C as amendments to this Agreement. ITC will be responsible for negotiating corresponding price increases as modifications to the BPA with the Agency, and ensuring that the Agency purchases all new Non-Enterprise Additional Products at the most current product version and corresponding price, as stated in the BPA, as modified. New Software Licenses for Non-Enterprise Additional Products may not be purchased at the obsolete version and corresponding price even if Microsoft's "Upgrade Advantage" is simultaneously purchased with the new license. If Microsoft offers any Product to the general public at no charge, Reseller shall offer such Product to ITC for distribution to the Agency at no charge under the same terms, provided that the Agency may have to pay for any media requirements.

     4.   LICENSES

     4.2. ENTERPRISE LOT PRODUCTS. Provided Reseller has received payment for the Enterprise Lot Product in accordance with the Special Payment Terms in
Section 5.3 below, Reseller is authorized, on behalf of the Agency, to provide the following:

     4.1.1. DURING THE TERM. During the term of this Agreement, the Agency shall have the right to install on, use, or access from, one copy, in English, of the latest version that is or becomes commercially available during the term of this Agreement of the Software Licenses identified in Attachment B. The Agency is entitled at any time during the term of the Agreement to install on, use, or access form a License, the total quantity of Software Licenses for all Agreement Years provided payment has been received pursuant to the Special Payment Terms in Section 5.3 below, through the current Agreement Year, except in the event of early termination or non-exercise of the Option Years. The rights of the Agency to install, access or use the Products pursuant to this Section 4.1.1 shall be subject, in all cases, to the use rights contained in the most current version of the License Agreement. Further, the Agency is entitled to 130,000 BackOffice Client Access Software Licenses at any time during the term of the Agreement, provided payment has been received pursuant with the Special Payment Terms.

     4.1.2. UPON EXPIRATION. In the event that this Agreement naturally expires at the end of Option Year Four, the Agency is entitled to receive a fully-paid up, irrevocable and perpetual license for the Enterprise Lot Products, in the numbers identified in Attachment B, for the latest version of each Product that is or becomes commercially available during the term of this




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        Agreement. Instead of the individual Client Access Software Licenses identified in Attachment B, the Agency is entitled to 130,000 BackOffice Client Access Software Licenses for the latest version that is or becomes commercially available during the term of the Agreement.

4.1.3. EARLY TERMINATION OR NON-EXERCISE OF THE OPTIONS. Reseller may terminate this Agreement for cause upon thirty (30) days prior written notice advising the defaulting Party of the nature of the default, provided that such default is not thereafter cured within such thirty (30) day period. In the event of early termination prior to the natural expiration of the Agreement, or in the event of non-exercise of the Option Years One, Two, Three or Four, the Agency is entitled to the latest version of the Software Licenses for the Enterprise Lot Products for only the quantity and the version of the specific products deployed and installed by the termination date, up to the maximum quantities identified on the Termination Schedule (Attachment D), for the Agreement Year during which termination has occurred, regardless of remaining benefit available under Upgrade Advantage, where payment has been received. At the end of Option Year Four, the Agency is entitled to the quantities identified on the Termination Schedule (Attachment D), up to the quantities identified for Option Year Four regardless of whether the total quantities are installed and/or deployed. The quantities for each Agreement Year in the Termination Schedule (Attachment D), are not additive to the previous year and reflect the cumulative quantities for that Agreement Year. If such right to receive upgrades is terminated during the term, the upgrade Advantage payment shall not be prorated or refunded. A termination date will be specifically identified to Reseller in the formal termination notice.

        In the event that the second Enterprise payment (i.e., the payment for Option Year One) is not received in accordance with Section 5.3, the Agency is entitled to the latest version of the Software License for Enterprise Lot Products for only the quantity and the version of the specific Products deployed and installed by the termination date, up to the maximum quantities identified on the Termination Schedule (Attachment D) for the Base Year regardless of the remaining benefit available under Upgrade Advantage where payment has been received for the Base Period in accordance with Section 5.3.

4.2     NON-ENTERPRISE ADDITIONAL PRODUCTS

4.2.1. DURING THE TERM. During the term of this Agreement, provided Reseller has received payment, the Agency shall have the right to install on, use, or access from, one copy, in English, of the Software Licenses for the Non-Enterprise Additional Products purchase from Attachment C.



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      4.2.2. UPON EXPIRATION OR TERMINATION

             (a) If this Agreement expires at the end of Option Year Four, the Agency is entitled to receive a fully-paid up, irrevocable and perpetual license for the Non-Enterprise Additional Products in the numbers for which Reseller has received payment during the term of this Agreement.

             (b) If this Agreement is terminated, or options are not exercised, at any time prior to expiration of Option Year Four, the Agency is entitled to receive a fully-paid up, irrevocable and perpetual license to use for the Non-Enterprise Additional Products, in the numbers for which Reseller has received payment during the term of this Agreement. The terms of Section 4.1.3 above shall apply in the event of early termination/non-exercise of options.

      4.3. NON-ENTERPRISE ADDITIONAL PRODUCTS. Microsoft's Upgrade Advantage for Non-Enterprise Additional Products may only be purchased by the Agency where the full term of the Upgrade Advantage period will fall within the term of this Agreement. ITC shall ensure that an adequate period of performance is available under the BPA to support full term of the Upgrade Advantage period. All Upgrade Advantages will terminate upon expiration or termination of this Agreement. Reseller will not be obligated to provide any remaining benefits under Upgrade Advantage directly to the Agency.

      5. ORDERING, TRUE UP REPORTS AND PAYMENT TERMS.

      5.1. ENTERPRISE LOT PRODUCT ORDERING. Upon receipt of the IRS purchase orders at the renewal dates for the option years listed in 7.3, ITC agrees to issue a written invoice to the IRS on behalf of the Reseller. ITC will concurrently send a copy of the IRS invoice to the reseller. On the invoice ITC agrees to include the following
           Reseller remittance address for wire payment from the IRS:

           Mellon Bank
           Pittsburgh, PA
           ABA #043 000 261
           Credit: Merrill Lynch Account #101-1730

           At the same time Beyond.com will send an invoice to ITC for the full dollar amount listed on the IRS purchase order. ITC in turn will send an invoice to Beyond.com (Attn: Accounts Payable) for ITC's commission as the Sales Agent. Beyond.com agrees to wire ITC's Sales Agent commission under payment terms equal to those with the IRS, with the exception of the payment timeframe.


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          If Beyond.com does not wire ITC's Sales Agent commission to ITC within three working days of receiving payment from the IRS then ITC shall have the right to immediately terminate this agreement. If the IRS does not submit a purchase order to ITC within 15 days of the designated renewal dates listed in 7.3 and Microsoft terminates their agreement with Beyond.com then Beyond.com shall have the right to immediately terminate this agreement, unless ITC informs the reseller in writing that the option will be exercised by IRS upon receipt of funds, in accordance with para. 7.3.

     If ITC is in receipt of a timely order from the IRS but fails to submit an invoice to the IRS with Beyond.com remittance address within five business days of its execution of this Agreement or within the timeframes set forth in para. 5.3, then Reseller shall have the right to immediately terminate this Agreement and initiate collections activities immediately.

     5.2 NON-ENTERPRISE ADDITIONAL PRODUCT ORDERING. Upon receipt of a written IRS purchase/delivery order for Non-Enterprise Additional Products, ITC agrees to issue a written invoice to the IRS on behalf of the Reseller. On the invoice ITC agrees to include the following Reseller remittance address for wire payment from the IRS:

          Mellon Bank
          Pittsburgh, PA
          ABA # 043 000 261
          Credit: Merrill Lynch Account #101-1730

          At the same time ITC will fax a copy of the invoice to Beyond.com, with a copy of the IRS order attached, and Beyond.com will send a purchase order to ITC for the full dollar amount listed on the IRS purchase order. ITC in turn will send an invoice to Beyond.com (Attn:
          Accounts Payable) for ITC commission as the Sales Agent. Beyond.com agrees to pay ITC's Sales Agent commission according to the Special Payment Terms listed in 5.3.

          When Beyond.com receives a copy of the IRS purchase order and applicable invoice from ITC, Beyond.com will process the order and issue the IRS an electronic license for the Microsoft product.

     5.3. SPECIAL PAYMENT TERMS. For non-credit card orders, ITC will submit IRS orders to the Reseller for items under this BPA. For credit card orders, the Agency will order from the Reseller directly via the Reseller web-site. Enterprise Lot Products will not be ordered via credit card. For credit card orders, Reseller shall collect payment from the Agency via the credit card company, and is responsible for forwarding to ITC the ITC commission for the order on the 15th day of the following month. The Reseller shall mail checks to ITC at the following address. Each check shall provide evidence of


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the credit card order transaction value and date, and items ordered, with unit prices clearly shown.



     ITC Remittance Address:

     IntelliSys Technology Corporation

     Attn: Accounts Receivable

     11781 Lee Jackson Highway

     Fairfax, VA 22033

For all Beyond.com products ordered by the Agency under this BPA, whether ordered directly by Agency via credit card or ordered through ITC, the Reseller is responsible for reporting its GSA schedule product sales to GSA. For non-credit card orders, ITC will inform the Reseller of the prices at which items were sold to the Agency by attaching the Agency's delivery order to Reseller's copy of the ITC invoice to IRS. Reseller is responsible for paying GSA its 1% industrial funding fee on all sales of Reseller's GSA schedule items under this BPA, in accordance with the terms of Reseller's GSA schedule contract.

     The prices below are the fixed annual prices at which the Agency will purchase Enterprise Lot Products from the Reseller via ITC as the Sales Agent (These prices include the industrial funding fee that Beyond.com will pay to GSA).

CLIN      Agreement Year         Desktops and Price per Desktop          Payment
--------------------------------------------------------------------------------
0001      Base Period   Desktops plus other products                  $ 8,754,000
0002      Option Yr. 1  Desktops plus other products                  $30,048,508
          Payment 1: May 1, 2000                                      $15,024,254
          Payment 2: January 15, 2001                                 $15,024,254

0003      Option Yr. 2 (Oct. 1, 2001) Desktops plus other products    $27,372,935
0004      Option Yr. 3 (Oct. 1, 2002) Desktops plus other products    $29,668,524
0005      Option Yr. 4 (Oct. 1, 2003) Desktops plus other products    $24,616,626

                                   Total Base Period and Options 1-3 (51.5 Months):
                                   $95,843,967

                                   Total Base Period and Options 1-4 (63.5 Months):
                                   $120,460,593

Upon ITC's receipt of a signed and fully funded delivery order from the Agency to exercise the next due Option Year, ITC shall exercise the Reseller's Option Year and issue an invoice to the IRS on behalf of the Reseller with the Reseller's remit to address



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no later than five (5) business days after receipt of the Agency's order or the fifteenth business day after the renewal date of the option year whichever is later.

     6.   CONFIDENTIAL INFORMATION

     6.1 LIMITATION ON USE. A Party that receives another Party's Confidential and Proprietary Information agrees to only use such information for purposes of this Agreement. If, in order to utilize the Confidential and Proprietary Information as set forth in this Agreement, it becomes necessary for the receiving Party to copy, in whole or in part, any of the Confidential and Proprietary Information, the receiving Party may do so but for no other purpose(s).

     6.2 LIMITATION ON DISCLOSURE. The receiving Party agrees that for a period of two years from the date of receipt or expiration or termination of this Agreement which ever is later, the receiving Party shall not disclose the Confidential and Proprietary Information to a third Party, without the prior written consent of the disclosing Party; provided, however, that ITC can provide Reseller's Confidential and Proprietary Information to the Agency as needed with an appropriate legend. Receiving Party shall use the same degree of care to avoid publication or dissemination of the Confidential and Proprietary Information as the receiving Party employs with respect to its own information of similar importance, but not less than reasonable care, and shall only disclose the Confidential and Proprietary Information to those employees and consultants with a "need to know." Receiving Party shall take appropriate action by way of instructions or written agreements with its employees receiving Confidential and Proprietary Information to advise such employees of all obligations under this Agreement.

     6.3 EQUITABLE RELIEF. Both Parties as disclosing Parties represent that unauthorized disclosure of Confidential and Proprietary Information would cause irreparable injury to the interests of the disclosing Party. If a receiving Party fails to meet its obligations to protect the Confidential and Proprietary Information, the disclosing Party may seek interim or permanent injunctive relief.

     6.4 DUTY UPON EXPIRATION OR TERMINATION OF AGREEMENT. Upon expiration or termination of this Agreement, the receiving Party shall return to the disclosing Party the disclosing Party's Confidential and Proprietary Information, including copies thereof. With the prior written consent of the disclosing Party, the receiving Party may elect not to return the Confidential and Proprietary Information, including copies thereof, if the receiving Party shall destroy same and provide the disclosing Party with a written certification of an officer of the receiving Party attesting to the destruction.

     7.   TERM OF AGREEMENT AND APPROPRIATION OF FUNDS

     7.1 TERM OF AGREEMENT. This Agreement shall be effective as of the Effective Date and shall terminate on April 30, 2000, unless otherwise terminated or extended as provided below. The maximum potential term of this Agreement, if all Option Years are exercised, is one (1) Base Period of 10.5 months, with three (3) one (1)


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year options to renew, and one seventeen (17) month option to renew ("Option
Years") for a total of sixty three and a half months unless the Agency terminates earlier in writing the portion of ITC's BPA, relating to the sale of Products identified herein. In no event shall the total of the Base Year and all Option Years exceed sixty-three and a half consecutive months, unless modified in writing by mutual agreement of the Parties.

     7.3. EXTENSION PROCEDURES. As long as ITC is not then in breach of any material provision of this Agreement, ITC may extend the term of this Agreement beyond the Base Period, for up to four Option Periods, three option periods of 12 months each duration, and one option period of 17 months duration, beginning on the first day following the expiration date of the Base Period. In order to exercise the option, ITC must give Reseller preliminary notice, in writing, not less than sixty (60) days prior to the expiration date, of its intention to do so. Extension of the term of this Agreement will obligate ITC to pay the next required annual installment payment for Enterprise Lot Products, as described in Section 5.3 above, unless superseded as set forth below. If the Agency does not extend ITC's BPA, ITC must notify Reseller no later than three (3) business days after ITC's receipt of written notice from the Agency that Agency will not exercise the next option. If no written notice is received by ITC but Agency fails to timely exercise the Option and orally informs ITC that it will not exercise the option, ITC shall inform the Reseller in writing no later than three (3) business days after receipt of oral notification from the Agency. Such notice shall supersede ITC's preliminary extension notice, and this Agreement shall expire at midnight of the last day of the current Agreement Year, unless terminated earlier as provided herein. The "termination date" as referred to in paragraph 4.1.3 of this agreement, will be the last day of the current Agreement Year, whether or not this is specifically stated in ITC's Option Notification letter to the Reseller. If Agency does not timely exercise the Option due to lack of sufficient funds, but informs ITC of its intention to exercise the Option upon receipt of adequate funding, ITC shall provide the information to the Reseller in writing, no later than three (3) business days after receipt of the information from the Agency. In the event this situation occurs, the Agreement will not be deemed to be terminated. If Reseller does not receive notification from ITC of the Agency's intention not to extend or the Agency's intent to extend upon receipt of adequate funding, as provided above, the option extension will be deemed to be in effect and ITC must provide an invoice to the IRS with the Beyond.com remittance information for the annual installment within fifteen (15) business days after the first day of the first month of the Option Year, at which time Reseller will send a purchase order to ITC for such installment.

     The period covered by this agreement is as follows:

     Base Period (10.5 months):           June 15, 1999 -- April 30, 2000
     Option Year One (17 months):         May 1, 2000 -- September 30, 2001
     Option Year Two (12 months):         October 1, 2001 -- September 30, 2002
     Option Year Three (12 months):       October 1, 2002 -- September 30, 2003
     Option Year Four (12 months):        October 1, 2003 -- September 30, 2004


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        7.4.  APPROPRIATION OF FUNDS. If any of the Agency's performance and obligation to pay Beyond.com for Products that Reseller sells through ITC under this Agreement is contingent upon availability of funding, ITC agrees that it shall not reproduce any Products unless sufficient funds for such Products have been duly obligated by the Agency in the form of a written, funded and signed delivery order to ITC. ITC agrees that, due to the uncertainty of future appropriations, any payments for Products ordered under this Agreement shall be made in full at the time as designated within this Agreement, with no option to defer all or part of such payment.

        8.    TERMINATION.

        8.1. TERMINATION FOR CAUSE WITH NOTICE. Either Party may terminate this Agreement for cause upon thirty (30) days prior written notice advising the defaulting Party of the nature of the default, provided that such default is not thereafter cured within such thirty (30) day period. The Party providing the notice shall specifically identify a termination date in the notice.

        8.2. TERMINATION FOR INSOLVENCY. Either Party may terminate this Agreement immediately if Reseller or ITC files a petition for bankruptcy, or is adjudged bankrupt, or makes an assignment for the benefit of creditors, or files a petition, or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, in accordance with the laws of the applicable jurisdiction, or if it discontinues its business, or if a custodian, receiver, or trustee were appointed for it, or a substantial portion of its business or assets.

        8.3. IMMEDIATE TERMINATION FOR CAUSE. Either Party shall also have the right to terminate this Agreement, effective upon the giving of notice to the other Party and after providing a reasonable opportunity to cure, if the other Party (i) willfully violates or knowingly permits others to violate Microsoft Corporation's intellectual property rights or (ii) assigns or transfers, either voluntarily or by operation of law, any or all of its rights and obligations under this Agreement without having obtained the prior consent of the other Party. If the Agency engages in (i), above, then ITC shall use its best efforts to have the Agency promptly cease such conduct.

        8.4. TERMINATION IF RESELLER'S AGREEMENT WITH MICROSOFT IS TERMINATED. Reseller shall have the right to terminate this Agreement immediately if Reseller's agreement with Microsoft, pursuant to which Reseller has the right to provide the Agency with Products, is terminated, provided that: (1) the termination is not due, either in whole or in part, to Reseller's acts, omissions, or to other Reseller conduct; and (ii) Reseller has used its best efforts to preclude such termination.

        8.5. TERMINATION FOR CONVENIENCE. ITC may terminate this Agreement for its convenience by providing written notice to Reseller. ITC's sole liability to Reseller in the event of Termination for Convenience is payment for reasonable and actual costs incurred to the date of termination plus a reasonable profit thereon. Consequential damages, anticipatory profits, and loss of business opportunity are expressly waived by Reseller and


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excluded in any termination claim. Reseller's termination claim must be submitted within thirty (30) days of the date of termination.

     8.6.    EFFECT OF TERMINATION.

     8.6.1. RIGHT TO PAYMENT OF MONEY. Rights to payment of money which have accrued prior to termination of the Agreement or for product distributed after termination as provided in the following sentence shall survive termination. Termination of this Agreement shall automatically terminate any amendments hereto, unless otherwise agreed by the Parties.

     8.6.2. ITC NOTICE OBLIGATION. Immediately following the termination of this Agreement: (i) ITC shall inform the Agency in writing that ITC may no longer provide Products under the Agreement, and if ITC fails to provide such written notice, Reseller shall have the right, but not the obligation, to send such notice, (ii) ITC shall file its next due purchase order with Reseller,
(iii) ITC shall enter into an escrow agreement with Reseller and a bona fide financial institution selected by Reseller which shall provide for all remaining payments due to Reseller, due to be received by ITC from the Agency, pursuant to the terms of this Agreement, (iv) ITC shall assign all of its rights to the proceeds from the BPA to the bona fide financial institution selected by Reseller.

     9.   MISCELLANEOUS

     9.1. NO ASSIGNMENT. Neither Party shall assign or otherwise transfer this Agreement or its rights or obligations hereunder, voluntarily, involuntarily, or by operation of law; provided, however, that an initial public offering or change of name by ITC shall not constitute an impermissable assignment. Any purported assignment or transfer made in contravention of this
Section 9.1 shall be null and void from its inception. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the Parties hereto.

     9.2 ENTIRE AGREEMENT. This Agreement and the attachments referenced herein contains the entire agreement between the Parties as to the subject matter hereof, and all previous understandings, agreements, and communications before the date hereof, whether express or implied, oral or written, relating to the subject matter of this Agreement, are fully and completely extinguished and superseded by this Agreement. The terms and conditions of this Agreement and the attachments referenced herein shall control over any provisions in any ITC Purchase Order. This Agreement, including the attachments referenced herein, shall not be altered, amended, modified, or otherwise changed except by a writing duly signed by all the Parties hereto.

     9.2 LIMITATION ON LIABILITY. To the extent allowed by applicable law, in no event shall either Party be liable for any special, consequential, incidental, indirect, or punitive damages of any kind, or any lost profits, lost revenues, or lost business arising from or relating to this Agreement (whether based on the legal theory of contract or tort


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or any other theory), even if a Party has been advised of the possibility of such damages, however caused.

      9.3 WAIVER OF BREACH. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      9.4 NOTICES. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by facsimile (with such facsimile to be confirmed promptly in writing sent by first class mail), sent as follows:

             (i)  If to ITC, addressed to:

                  Robert R. Falconi
                  Executive Vice President, Chief Financial Officer IntelliSys Technology Corporation
                  11781 Lee Jackson Highway, Suite 200
                  Fairfax, VA 22033

             (i)  If to Reseller, addressed to:

                  Attn: Kendall Fargo
                  Vice President of Enterprise and Government Sales Beyond.com Corporation
                  1195 W. Fremont Ave.
                  Sunnyvale, CA 94087

or to such other address or addresses or facsimile number or numbers as any of the Parties may most recently have designated in writing to the other Parties by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by facsimile, or three business days after being so mailed.

      9.5. CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive its right to seek any or all other remedies. Said rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

      9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts executed and to be performed entirely in such state. Each Party irrevocably and unconditionally submits, for to the exclusive jurisdiction of any state or federal court sitting in the County of Santa Clara in any suit, action or proceeding arising out of or relating to this Agreement and for recognition or enforcement of any judgment relating thereto. Each Party irrevocably and unconditionally (i) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and (ii) accepts, with regard to any such action or proceeding, the personal jurisdiction of such courts and waives any defense or objection that it might otherwise have to such courts' exercise of personal jurisdiction with respect to it. Any and all service of process shall be effective against any Party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid.

     9.7 SEVERABILITY. In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions will not be affected thereby.

     9.8 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which constitute one and the same agreement. Execution of this Agreement by facsimile signature shall be effective.

     This Agreement is not legally binding until executed by both Parties. IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

FOR INTELLISYS TECHNOLOGY CORPORATION:       FOR BEYOND.COM:


/s/ ROBERT R. FALCONI                        /s/ KENDALL M. FARGO
-------------------------------------        -----------------------------------
SIGNATURE:                                   SIGNATURE:

ROBERT R. FALCONI                            Kendal M. Fargo
-------------------------------------        -----------------------------------
NAME:                                        NAME:

EXEC. VP, CFO                                VP, Enterprise & Govt Sales
-------------------------------------        -----------------------------------
TITLE:                                       TITLE:

6/23/99                                      6/23/99
-------------------------------------        -----------------------------------
DATE:                                        DATE:


ATTACHMENTS:

Attachment A: Statement of Work
Attachment B: Enterprise Lot Product and ITC's Sales Agent Table
Attachment C: Non-Enterprise Additional Products and ITC's Sales Agent Table Attachment D: Termination Schedule

                                  ATTACHMENT A

                               STATEMENT OF WORK

RESELLER RESPONSIBILITIES:

Beyond.com authorizes the incorporation of the Beyond.com items included in Attachment B and Attachment C into the current BPA and ITC has with the IRS. Beyond.com also agrees to offer additions to the non-enterprise products of new releases and upgrades from Microsoft.

1. Beyond.com will be responsible for installing Enterprise Download Manager servers throughout the IRS for the electronic deployment of Microsoft updates and upgrades. These servers will be set up free of charge (IRS is responsible for supplying the hardware).

2. Beyond.com will be responsible for downloading updates and upgrades of the Microsoft products listed on Attachments B and C to the various server locations within the IRS. New updates and upgrades will be put up on the download server within 24 hours of receiving the master copy of media from Microsoft.

3. Beyond.com agrees to record the data corresponding to all downloading by the IRS, so that the Parties can track the IRS's actual software usage.

4. Beyond.com agrees to set up ITC/Beyond.com co-branded web pages to merchandise the non-enterprise Microsoft Contract Line Items (CLINS) to the IRS. This co-branded store will be linked off of the ITC web site for the life of this Agreement.

5. Beyond.com is responsible for receiving and handling all web based credit card transactions for the Non-Enterprise Additional Products that the IRS purchases under this Agreement.

6. ITC will be paid a margin for every sale of Microsoft enterprise or non-enterprise product according to the terms of the Agreement. The margin will be figured by the equation:

          Price to IRS times ITC commission percentage = ITC margin

7. Reseller will be responsible for setting up and maintaining a news server for the IRS to keep them continually informed about new releases, updates and Microsoft licensing issues.

8. Beyond.com will be responsible for, and bear the costs of, any physical shipments of Microsoft media that is required under the terms of the IRS agreement.

9. Beyond.com is responsible for reporting all of its GSA schedule sales under this agreement to GSA and paying GSA the Beyond.com 1% Industrial Funding Fee.

10. Beyond.com shall comply with the terms and conditions of its GSA schedule contract in performing this agreement. In the event of a conflict between the terms of the GSA schedule contract, the BPA, and this agreement, Beyond.com is responsible for promptly bringing such conflicts to the attention of ITC.

ITC RESPONSIBILITIES:

1. ITC is responsible for accepting all the non-web/non-credit-card Microsoft orders from the Agency.

2. ITC will place all non web/non credit-card orders with Beyond.com in accordance with the terms of this agreement.

3. For non-credit card orders, ITC will be responsible for reporting the end sale prices of the Enterprise Lot Product and Non-Enterprise Additional Product orders to Beyond.com.

4. ITC is responsible for accepting all orders from the Agency by telephone or email. ITC will then forward these orders to Beyond.com with a copy of the ITC invoice to IRS, in accordance with paragraph 5.1 of the Agreement.

5. ITC is responsible for all primary customer support to the Agency.

6. ITC will be responsible for fulfilling the MSE requirement from the Agency. This will be done without any involvement (including financial) involvement from Beyond.com.

7. ITC will be responsible for fulfilling the Help Desk/Premier support requirement from the Agency. This will be done without any involvement (including financial) involvement from Beyond.com.

8. ITC grants and agrees to grant Beyond.com all trademark rights reasonably necessary for Beyond.com to set up the co-branded web pages from the co-branded store.



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